EXHIBIT 11.0 - COMPUTATION OF EARNINGS PER SHARE

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE - DILUTED
(in thousands of dollars or shares except per share amounts)
Twelve Weeks Ended April 28, 2001 and April 29, 2000
                                             Twelve Weeks Ended
                                             -------------------
                                             April 28, April 29,
                                               2001       2000
                                             --------- ---------
Diluted:
  Net earnings applicable to common shares    $    41   $  2,180
                                              ========  =========
Shares:
  Weighted average number of common shares
   outstanding                                 17,932     17,820
  Shares issuable under employee stock plans -
   weighted average                                37         31
  Dilutive effect of exercise of certain stock
   options                                        102        206
  Less:  Treasury stock - weighted average    (10,242)    (9,587)
                                              --------    -------
  Weighted average number of common and
   common equivalent shares outstanding         7,829      8,470
                                              ========    =======
Net earnings per common and common equivalent
  shares                                      $  0.01     $ 0.26
                                              ========    =======

CPI CORP. COMPUTATION OF EARNINGS PER COMMON SHARE-BASIC
(in thousands of dollars and shares except per share amounts)
Twelve Weeks Ended April 28, 2001 and April 29, 2000
                                             Twelve Weeks Ended
                                             -------------------
                                             April 28, April 29,
                                               2001       2000
                                             --------- ---------
Basic:
  Net earnings applicable to common shares   $    41   $  2,180
                                             ========  =========
Shares:
  Weighted average number of common shares
   outstanding                                17,932     17,820
  Less:  Treasury stock - weighted average   (10,242)    (9,587)
                                             --------    -------
  Weighted average number of common and
   common equivalent shares outstanding        7,690      8,233
                                             ========    =======
Net earnings per common and common equivalent
 shares                                      $  0.01     $ 0.26
                                             ========    =======